                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to reference to our firm under the caption "Experts" in the Registration Statement (Pre-effective Amendment No. 1 to Form S-3, No.333-42963) and related prospectus of Fairfield Communities, Inc., for the registration of 291,498 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 1998, with respect to the consolidated financial statements of Fairfield Communities, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                 Ernst & Young LLP

Little Rock, Arkansas

March 12, 1998